                                                               EXHIBIT 10.4


                          THIRD AMENDED AND RESTATED
                STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

                                    AMONG




                           CERTAIN STOCKHOLDERS OF
                            VISUAL NETWORKS, INC.

                                     AND

                            VISUAL NETWORKS, INC.






                              SEPTEMBER 19, 1996



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                          THIRD AMENDED AND RESTATED
                STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

      THIS IS AN AGREEMENT dated as of September 19, 1996 by and among VISUAL NETWORKS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), the stockholders of the Company set forth on Schedule A-1 attached hereto (the "Series B Stockholders"), the stockholders of the Company set forth on Schedule A-2 attached hereto (the "Series C Stockholders"), the stockholders of the Company set forth on Schedule A-3 attached hereto (the "Series D Stockholders"), the stockholders of the Company set forth on Schedule A-4 attached hereto (the "Series E Stockholders"), the stockholders of the Company set forth on Schedule B attached hereto (the "Series A Stockholders"), and the Founders of the Company set forth on Schedule C attached hereto (the "Founders").

     In connection with the sale of shares of Series E Preferred to the Series E Stockholders, the Stockholders and the Company now desire to amend and restate the Second Amended Stockholders Agreement, dated as of January 26, 1996, and sets forth the terms and conditions pursuant to which the Stockholders and the Company will govern their future relations, as well as to provide for certain matters relating to Stock, including without limitation, the grant of certain registration rights to the Stockholders. Capitalized terms are defined below.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound, agree as follows:

      1. Definitions. Certain terms have been defined on Schedules A and C attached hereto. In addition, unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

            (a) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

            (b) "Equity" shall mean shares of capital stock of the Company, including without limitation, Stock, any option, warrant, convertible security/debt or other right to acquire shares of capital stock of the Company.

            (c) "Fully Diluted Common Basis" shall mean, in respect of any Person's Stock, the number of shares of Common Stock that would be issued and outstanding if there were added to the number of issued and outstanding shares of Common Stock as of the date of calculation the number of shares of Common Stock then issuable upon the exercise or conversion of such Person's outstanding warrants, options, convertible securities/debt and other rights to acquire shares of Common Stock.

            (d) "Management" shall mean the Founders (other than Puente) and any other executive officers of the Company as designated by the Board of Directors of the Company.


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            (e)   "Person" shall include an individual, corporation,
partnership, joint venture, association, trust, or any other entity or organization.

            (f) "Preferred Stockholders" shall mean, collectively, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, and the Series E Stockholders.

            (g) "Series A Preferred" shall mean the Series A Convertible Preferred Stock of the Company, par value $.01 per share.

            (h) "Series B Preferred" shall mean the Series B Convertible Preferred Stock of the Company, par value $.01 per share.

            (i) "Series B Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of December 15, 1994, among the Series B Stockholders and the Company.

            (j) "Series C Preferred" shall mean the Series C Convertible Preferred Stock of the Company, par value $.01 per share.

            (k) "Series D Preferred" shall mean the Series D Convertible Preferred Stock of the Company, par value $.01 per share.

            (l) "Series E Preferred" shall mean the Series E Convertible Preferred Stock of the Company, par value $.01 per share.

            (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            (n) "Stock" shall mean collectively the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and the Common Stock.

            (o) "Stockholders" shall mean collectively, the parties hereto (other than the Company) and any other Persons who, from time to time, shall become parties to this Agreement.

            (p) "Transfer" as to any shares of Stock, shall mean to sell, or in any other way directly or indirectly, to transfer, assign, distribute, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily (or a sale, or any other direct or indirect transfer, assignment, distribution, encumbrance or other voluntary or involuntary disposition) (as the case may be).

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      2.    Repurchase of Founder's Stock.

            (a) As of December 15, 1994, 25% of the shares of Common Stock owned by each of the Founders (as set forth on Schedule C hereto) were "Vested." Thereafter, on the last day of each month for each of the following thirty-six (36) months, one thirty-sixth (1/36th) of the remaining Common Stock owned by each such Founder (other than Puente) on such date and still owned on the date hereof shall "Vest"; provided, that, (1) in the event that a sale of the Company (whether by merger, or asset or stock acquisition) or a public offering pursuant to the Securities Act is consummated during such period with the consent of the majority of the holders of the Series B, Series C, Series D and Series E Preferred, all Common Stock owned by such Founder on the date hereof shall, immediately upon the consummation of the appropriate transaction, become Vested, and (2) in the event of the death of any such Founder all Common Stock owned by such Founder at such time shall immediately become Vested.

            (b) As of the date hereof, all of the shares of Common Stock owned by Puente shall Vest.

            (c) With respect to the Founders other than Puente, in the event any such Founder's employment with the Company shall cease as a consequence of such Founder's (1) disability (as such term is defined in the Founder's of Employment Agreement with the Company) (2) voluntary resignation, (3) termination for "cause" (as such term is defined below), or
(4) termination without cause, but not in any other event, the Company may at its election (such election to be exercised by the affirmative vote of a majority of the Company's directors other than the directors of the Company designated by the Series B, Series C, Series D and Series E Stockholders), upon written notice thereof given within sixty (60) days of such cessation of such Founder's employment with the Company and upon the tender of payment therefor, redeem all or any portion of the Common Stock owned by such Founder on the date hereof which has not Vested at the time of such cessation of employment with the Company (the "Purchasable Stock"). The per share purchase price for any Stock so redeemed pursuant to the provisions of this
Section 2 (the "Purchased Stock") shall be equal to (x) in the event such Founder's employment is terminated as a result of voluntary resignation or cause, the average price per share paid by such Founder shall be deemed equal to the amounts set forth opposite each such Founder's name on Schedule C hereto for such Common Stock and (y) in the event such Founder's employment is terminated as a result of disability or without cause, the per share fair market value of such Purchased Stock as determined by mutual agreement of the Company and such Founder (or his executor or guardian, as the case may be), or if no agreement is reached, as determined by an independent appraiser mutually agreeable to the Company and such Founder (or his executor or guardian, as the case may be). The cost of any such appraisal shall be borne equally by the Company and the Founder in question (or his estate). In the event that for any reason the Company elects not to redeem, is prohibited from redeeming or is otherwise unable to redeem any Purchasable Stock, the Company shall promptly provide written notice of same to


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the Series B, Series C, Series D and Series E Stockholders who shall have the right exercisable upon written notice thereof given within sixty (60) days of receipt of the Company's notice to purchase pro rata such Purchasable Stock pursuant to the terms and subject to the conditions and at the purchase price set forth in this Section 2. In the event that the Series B, Series C, Series D and Series E Stockholders do not exercise their right to purchase such Purchasable Stock as set forth above, in the event the Company elected not to redeem the Purchasable Stock because it was prohibited from redeeming or otherwise was unable to redeem (as opposed to voluntarily choosing not to redeem) the Purchasable Stock, the Company may thereafter redeem such shares on the earliest date(s) on which the Company is no longer so prohibited from redeeming or unable to redeem such shares.

            (d) For the purposes of this Section 2, "cause" shall be defined as (1) conviction in a court of law of any felony, (2) willful violation of specific and lawful directions from the Board of Directors of the Company, or excessive absenteeism which shall continue for a period of thirty (30) days after written notice thereof is given of such violation or absenteeism, (3) the commission of fraud as determined by a court of law, and
(4) a material breach of a Founder's employment agreement or such Founder's obligations hereunder, which breach shall continue for a period of thirty
(30) days after written notice thereof is given to such Founder.

      3. General Limitations on Transfer of Stock; Right of First Refusal in Transfer by Series B, Series C, Series D or Series E Stockholder; Right of First Refusal in Transfer by Stockholder.

            (a) Each Stockholder hereby agrees that he or it (as the case may be) shall not, at any time during the term of this Agreement, Transfer any Stock except in accordance with the terms and subject to the conditions set forth in this Agreement. Transfers undertaken pursuant to Section 8 of the Series B Stock Purchase Agreement and pursuant to the applicable redemption provisions of the Company's Certificate of Incorporation shall not be subject to or prohibited by this Section.

            (b) No Transfer shall be effective and the Company shall not, and shall not be compelled to, recognize any transfer or record any transfer on its books made other than in accordance with the terms of this Agreement, or issue any certificate representing any Stock to any Person who has received such Stock other than in accordance with the terms of this Agreement or to any Person who has not delivered a written undertaking to be bound by and comply with all applicable provisions of this Agreement.

            (c)   (i)   In the event a Series B, Series C, Series D or Series
E Stockholder desires to Transfer all or any portion of his Stock now owned or hereafter acquired by him, such Series B, Series C ,Series D or Series E Stockholder (hereinafter called the "Preferred Transferor") shall first obtain a bona fide written offer which he desires to accept (hereinafter


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called the "Preferred Offer") to purchase all (and not less than all) of the
Stock which such shareholder desires to transfer for a fixed cash price (which may be payable over time) (the "Preferred Offered Stock"). The Preferred Offer shall set forth its date, the proposed price per share of Stock represented by the Preferred Offered Stock, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the Preferred Prospective Purchaser. The term "Preferred Prospective Purchaser" as used herein shall mean the prospective record owner or owners of the Preferred Offered Stock and all other persons and entities proposed to have a beneficial interest in the Preferred Offered Stock. The Preferred shall transmit copies of the Preferred Offer to the Company and the Series B, Series C, Series D and Series E Stockholders within seven (7) days after his receipt of the Preferred Offer. Transmittal of the Preferred Offer to the Company and the Series B, Series C, Series D and Series E Stockholders by the Preferred Transferor shall constitute offers (subject to acceptance in the order set forth below) by the Preferred Transferor to sell all of the Preferred Offered Stock to the Series B, Series C, Series D and Series E Stockholders (the "Preferred Offerees") at the price and upon the terms set forth in the Preferred Offer; provided that, in the event that any such Preferred Offer would require payment of consideration other than cash, Preferred Offerees shall be entitled to pay for each share of Preferred Offered Stock, in lieu of such other consideration, in cash in an amount to be mutually agreed upon by the Transferor and the accepting Preferred Offerees in good faith, or if no agreement can be reached, an amount determined in good faith by the Board of Directors of the Company to constitute the fair value of such consideration.

                  (ii) For a period of fifteen (15) days after the submission of the Preferred Offer to the Company and the Preferred Offerees, the Preferred Offerees shall collectively have the exclusive option, exercisable by written notice to the Preferred Transferor with a copy to each of the Preferred Offerees, to accept the Preferred Transferor's offer proportionately based on the amount of Stock owned by each of them. If and to the extent that one or more of the Preferred offerees does not exercise his right to purchase such Preferred Offered Stock within the applicable fifteen (15) day period, the other Preferred offerees may elect, by written notice to the Preferred Transferor within an additional period of five (5) days, to purchase the Preferred Offered Stock not being purchased by the other Preferred Offerees.

                  (iii) If the Preferred Offerees do not exercise their rights to purchase all of the Preferred Offered Stock within the period set forth in this Section 3(c), the rights shall terminate; provided, however, that if the proposed Transfer to the Preferred Prospective Purchaser is not consummated in accordance with the terms and conditions of the Preferred Offer, the Preferred Transferor shall not be entitled to Transfer the Preferred Offered Stock unless it is first reoffered to the Preferred Offerees on the different terms and conditions in accordance with the foregoing procedures of this Section 3(c). Moreover, if the Preferred Offered Stock is not Transferred to the Preferred Prospective Purchaser pursuant to the terms and conditions of the Preferred Offer within a period of ninety (90) days after a copy of the Preferred Offer is received by the Company and the Preferred Offerees, the Preferred Offered Stock may


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not be Transferred pursuant to this Section 3(c) until it has been reoffered to the Preferred Offerees in accordance with the foregoing procedures of this Section 3(c).

                  (iv) Settlement for the purchase of Preferred Offered Stock by the Preferred Offerees pursuant to this Section 3(c) shall be made within thirty (30) days following the date of exercise of the last option exercised. All settlements for the purchase and sale of Preferred Offered Stock shall, unless otherwise agreed to by the purchaser(s) and Preferred Transferor, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser(s) (within the time limits allowed by the provisions of this Agreement) by notice in writing to the Preferred Transferor given at least five (5) days in advance of the settlement date specified. At settlement, the Preferred Offered Stock being sold shall be delivered by the Preferred Transferor to the purchaser(s), duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the Preferred Transferor. In the event of the purchase of Preferred Offered Stock by one or more Preferred Offerees, the Preferred Offeree(s) shall pay the purchase price either (i) in cash or by check at settlement or (ii) pursuant to the payment terms set forth in the Preferred Offer.

                  (v) This Section 3(c) shall not apply to a Transfer of Stock by a Series B, Series C, Series D or Series E Stockholder to such Series B, Series C, Series D or Series E Stockholder's spouse, parents, siblings or lineal descendants of any such persons or to a trust for the benefit of any of the foregoing (including trusts for such Series B, Series C, Series D or Series E Stockholder's benefit) or to any of its affiliates, including any general or limited partner of any such stockholder which is a limited partnership; provided, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of this Agreement and shall be deemed to be a Series B, Series C, Series D or Series E Stockholder for purposes of this Agreement; provided, further, that any shares so transferred shall be held by the transferee Series B, Series C, Series D or Series E Stockholder subject to the rights, obligations, sale/repurchase rights and other burdens which would be imposed on the transferor Series B, Series C, Series D or Series E Stockholder with respect to such shares as if he had not transferred the shares.

                  (vi) Notwithstanding any provision herein or elsewhere to the contrary, the rights of the Series B, Series C, Series D and Series E Stockholders set forth in this Section 3(c) shall be waivable, as to all Series B, Series C, Series D and Series E Stockholders, by the affirmative vote of eighty five percent (85%) of the Stock held by the Series B, Series C, Series D and Series E Stockholders on a Fully Diluted Common Basis.

            (d) (i) In the event a Stockholder other than a Series B, Series C, Series D or Series E Stockholder desires to Transfer all or any portion of his Stock now owned or hereafter acquired by him, such Stockholder (hereinafter called the "Transferor") shall first obtain a bona


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fide written offer which he desires to accept (hereinafter called the
"Offer") to purchase all (and not less than all) of the Stock which such stockholder desires to transfer for a fixed cash price (which may be payable over time) (the "Offered Stock"). The Offer shall set forth its date, the proposed price per share of Stock represented by the Offered Stock, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser. The term "prospective purchaser" as used herein shall mean the prospective record owner or owners of the Offered Stock and all other persons and entities proposed to have a beneficial interest in the Offered Stock. The Transferor shall transmit copies of the Offer to the Company within seven (7) days after his receipt of the Offer. The Company shall transmit copies of the Offer to the Founders and the Series B, Series C, Series D and Series E Stockholders within five (5) days after its receipt of the copy from the Transferor. Transmittal of the Offer to the Company by the Transferor shall constitute offers (subject to acceptance in the order set forth below) by the Transferor to sell all of the Offered Stock to the Founders and the Series B, Series C, Series D and Series E Stockholders (the "Offerees") at the price and upon the terms set forth in the Offer; provided that, in the event that any such Offer would require payment of consideration other than cash, Offerees shall be entitled to pay for each share of Offered Stock, in lieu of such other consideration, in cash in an amount to be mutually agreed upon by the Transferor and the accepting Offerees in good faith, or if no agreement can be reached, an amount determined in good faith by the Board of Directors of the Company to constitute the fair value of such consideration.

                  (ii) For a period of fifteen (15) days after the delivery of the Offer by the Company to the Offerees, the Offerees shall collectively have the exclusive option, exercisable by written notice to the Transferor with a copy to each of the other Stockholders, to accept the Transferor's offer proportionately based on the amount of Stock owned by each of them. If and to the extent that one or more of the Offerees does not exercise his right to purchase such Offered Stock within the applicable fifteen (15) day period, the other Offerees may elect, by written notice to the Transferor within an additional period of five (5) days, to purchase the Offered Stock not being purchased by the other Offerees.

                  (iii) If the Offerees do not exercise their rights to purchase all of the Offered Stock within the period set forth in this Section 3(d), the rights shall terminate; provided, however, that if the proposed Transfer to the prospective purchaser is not consummated in accordance with the terms and conditions of the Offer, the Transferor shall not be entitled to Transfer the Offered Stock unless it is first reoffered to the Offerees on the different terms and conditions in accordance with the foregoing procedures of this Section 3(d). Moreover, if the Offered Stock is not Transferred to the prospective purchaser pursuant to the terms and conditions of the Offer within a period of ninety (90) days after a copy of the Offer is delivered by the Company to the Offerees, the Offered Stock may not be Transferred pursuant to this Section 3(d) until it has been reoffered to the Offerees in accordance with the foregoing procedures of this Section 3(d).



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                  (iv)  Settlement for the purchase of Offered Stock by the
Offerees pursuant to this Section 3(d) shall be made within thirty (30) days following the date of exercise of the last option exercised. All settlements for the purchase and sale of Offered Stock shall, unless otherwise agreed to by the purchaser(s) and Transferor, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser(s) (within the time limits allowed by the provisions of this Agreement) by notice in writing to the Transferor given at least five (5) days in advance of the settlement date specified. At settlement, the Offered Stock being sold shall be delivered by the Transferor to the purchasers), duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the Transferor. In the event of the purchase of Offered Stock by one or more Offeree, the Offeree(s) shall pay the purchase price either (i) in cash or by check at settlement or (ii) pursuant to the payment terms set forth in the Offer.

                  (v) This Section 3(d) shall not apply to a Transfer of Stock by a Stockholder to such Stockholder's spouse, parents, siblings or lineal descendants of such Stockholder or any such persons or to a trust for the benefit of any of the foregoing (including trusts for such Stockholder's benefit); provided, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of this Agreement and shall be deemed to be a Stockholder for purposes of this Agreement; provided, further, that any shares so transferred shall be held by the transferee Stockholder subject to the rights, obligations, sale/repurchase rights and other burdens which would be imposed on the transferor Stockholder with respect to such shares as if he had not transferred the shares.

                  (vi) Notwithstanding any provision herein or elsewhere to the contrary, the rights of the Stockholders to purchase Stock set forth in this Section 3(d) shall be waivable, as to all Stockholders, by the affirmative vote of eighty five percent (85%) of the Stock held by the Stockholders on a Fully Diluted Common Basis.

      4.    Additional Stock to Stockholders.

            (a) In the event additional Stock (including shares issuable on exercise of options granted to employees of the Company pursuant to an employee stock plan approved by the Board of Directors of the Company) is issued by the Company to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into Stock, such additional Stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

            (b) The Company shall not issue any shares of Stock (excluding shares issuable on exercise of options granted to employees of the Company pursuant to an employee


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stock plan approved by the Board of Directors of the Company) to any person unless (i) after such issuance the person to whom such shares of Stock are issued will not own more than one percent (1%) of the Company's Common
Stock (on a Fully Diluted Common Basis), or (ii) the person to whom such shares of Stock are issued agrees in writing simultaneously therewith to become a party hereto and to be bound by and to comply with all applicable terms and provisions of this Agreement.

      5. Right of First Refusal in Subsequent Equity Offerings. If at any time the Company wishes to issue Equity to any Person or Persons, the Company shall follow the procedures set forth below:

            (a) The Company shall promptly deliver a notice of intention to sell (the "Company's Notice of Intention to Transfer") to each Series B, Series C, Series D and Series E Stockholder and Management indicating the amount of Equity and setting forth a description of the Equity to be sold, the proposed purchase price and terms of sale. Upon receipt of the Company's Notice of Intention to Transfer, each Series B, Series C, Series D and Series E Stockholder and Management shall have the right to elect to purchase, at the price and on the terms stated in the Company's Notice of Intention to Transfer, an amount of Equity equal to such Stockholder's aggregate proportionate ownership of the Stock held by all Stockholders multiplied by the amount of Equity to be issued. Such election is to be made by the electing Stockholder by written notice to the Company within thirty (30) days after receipt by such Stockholder of the Company's Notice of Intention to Transfer (the "Acceptance Period for Equity"). Each Stockholder shall also have the option, exercisable by so specifying in such written notice, to purchase, on a pro rata basis similar to that described above, any remaining Equity not purchased by other Stockholders, in which case the Stockholders exercising such further option shall be deemed to have elected to purchase such remaining Equity on such pro rata basis. The Company shall promptly notify each electing Stockholder in writing of each notice of election received from other Stockholders pursuant to this Section 5.

            (b) If effective acceptances shall not be received pursuant to paragraph (a) above in respect of all the Equity, then the Company may, at its election, during a period of one hundred twenty (120) days following the expiration of the Acceptance Period for Equity, sell and issue the remaining Equity to another Person or Persons at a price and upon terms not more favorable to such person(s) than those stated in the Company's Notice of Intention to Transfer; provided, however, that failure by a Stockholder to exercise its option to purchase with respect to one offering, sale and issuance of Equity shall not affect its option to purchase Equity in any subsequent offering, sale and purchase. In the event the Company has not sold the Equity, or entered into an agreement to sell the Equity, within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any Equity without first offering it to each Series B, Series C, Series D and Series E Stockholder and Management in the manner provided in paragraph (a) above.



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

            (c) If a Stockholder gives the Company notice, pursuant to the provisions of this Section 5, that such Stockholder desires to purchase any of the Equity, payment therefor shall be by check or wire transfer, against delivery of the securities at the executive offices of the Company within ten
(10) days after giving the Company such notice, or, if later, the closing date for the sale of such Equity to others. In the event that any such proposed issuance is for a consideration other than cash, Stockholders will be entitled to pay for each share or other unit in such other consideration or, in lieu of such other consideration, in cash in an amount determined in good faith by the Board of Directors of the Company to constitute the fair value of such consideration other than cash to be paid per share or other unit.

            (d) The right of first refusal contained in this Section 5 shall not apply to (i) the issuance by the Company of an aggregate number of shares of Common Stock or options to acquire Common Stock equal to not more than 2,500,000 shares of Common Stock exclusively to employees, officers, directors or consultants of the Company under stock option plans or other purchase arrangements approved by the Company's Board of Directors, (ii) the issuance by the Company of shares of Common Stock upon conversion of Series A, Series B, Series C, Series D and Series E Preferred, (iii) the issuance by the Company of Equity upon conversion of any Convertible Equity issued by the Company after compliance with the provisions of this Section 5, (iv) the issuance by the Company of shares of Stock in connection with an acquisition of a business, the acquisition of which and the issuance of such Stock of which has been approved by the Series B, Series C, Series D and Series E Stockholders holding two-thirds of the outstanding shares of Series B, Series C, Series D and Series E Preferred (voting together as a class) for the express purpose of determining the applicability of this clause (iv) of this Section, or (v) the issuance by the Company of Stock in an offering registered under the Securities Act.

            (e) Notwithstanding any provision herein or elsewhere to the contrary, the rights of the Stockholders set forth in this Section 5 shall be waivable (1) as to all Stockholders other than Series C, Series D and Series E Stockholders, by the affirmative vote of holders of at least sixty-six and two thirds percent (66-2/3%) of the Stock other than Series C, Series D and Series E Preferred held by the Stockholders, on a Fully Diluted Common Basis, and (2) as to the Series C, Series D and Series E Stockholders, by the affirmative vote of holders of at least sixty-six and two thirds percent (66-2/3%) of the Series C, Series D and Series E Preferred, together as one class.

      6.    Right of Co-Sale.

            (a) Neither of Stouffer or Troutman (each a "Co-Sale Founder") shall sell, assign or transfer, in any one or more transactions, any shares of Stock now or hereafter held by him, other than as provided in this Section 6, until (a) he first complies with Section 3(d), relating to a right of first refusal inuring to the benefit of the Series B, Series C, Series D and


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Series E Stockholders, and (b) thereafter, he notifies each Series B, Series
C, Series D and Series E Stockholder of the proposed transaction and gives such Series B, Series C, Series D and Series E Stockholders the opportunity to include in the sale to the proposed transferee, shares of Stock. The aggregate number of shares of Stock that the Series B, Series C, Series D and Series E Stockholders shall be entitled to have included in such sale will be that number that upon conversion into Common Stock at the applicable conversion rate would bear the same proportion to the total number of shares of Stock proposed to be sold by such Co-Sale Founder as the total number of shares of Stock held by the Series B, Series C, Series D and Series E Stockholders bears to the aggregate number of shares of the Company's Common Stock (calculated on a Fully Diluted Common Basis), and each Series B, Series C, Series D and Series E Stockholder shall be entitled to participate in such number pro rata on the basis of the number of shares of Stock then held by him or it. Each Series B, Series C, Series D and Series E Stockholder shall have a period of fifteen (15) days (the "Offer Period"), from the date notice of such opportunity is received to give such Co-Sale Founder written notice of his or its desire to participate in such sale, stating in such notice the number of shares desired to be sold; and if no such notice is given within the Offer Period, such Series B, Series C, Series D or Series E Stockholder shall be deemed to have chosen not to participate. In the event that any payments (other than the amounts to be paid to a Co-Sale Founder which are equal to the fair market value of the consideration given by such Co-Sale Founder pursuant to a non-compete or consulting agreement entered into in connection with the transaction contemplated by this Section 6) or distributions are due and owing to one or more Co-Sale Founders in an amount disproportionate to such Co-Sale Founder's or Co-Sale Founders' percentage ownership interest(s) in the Company, or other arrangements whereby any payments are to be received by one or more Co-Sale Founders rather than by the Stockholders on a pro rata basis, then the Co-Sale Founder(s) receiving such disproportionate payments shall be obligated to pay over a portion of such payments received by him (them) to the other Stockholders not receiving such disproportionate payments, so that the payments received by all such Stockholders shall be equivalent on a pro rata basis.

            (b) Notwithstanding the foregoing, the provisions of Section 6(a) shall be inapplicable to the following transactions:

                  (i) A transfer of any or all of a Co-Sale Founder's shares, either during the Co-Sale Founder's lifetime or on death by will or intestacy, to a member of the Co-Sale Founder's immediate family or to a trust, the beneficiaries of which are exclusively one or more of the group of persons consisting of the Co-Sale Founder and members of the Co-Sale Founder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother or sister of the Co-Sale Founder making such transfer;

                  (ii) The sale, assignment or transfer by way of bequest or inheritance upon death of the Co-Sale Founder;

                  (iii) The sale of a Co-Sale Founder's shares by a Co-Sale Founder's estate solely for purposes of paying estate taxes;

                  (iv) The sale, assignment or transfer to the Company pursuant to the right of first refusal provisions set forth in this Agreement, as they may from time to time be amended; or

                  (v) Following the consummation of an underwritten public offering pursuant to the Securities Act, sales pursuant to Rule 144 under the Securities Act;

provided, that, in the case of a transaction described in clauses (i) and
(ii) above, any transferee of a Co-Sale Founder shall agree to be bound by this Agreement and shall so signify in writing.

      7.    Management Provisions.

            (a) The Board of Directors. The Board of Directors of the Company shall consist of six (6) persons, one (1) of whom shall be designated solely by the vote of a majority of the shares of Series B Preferred, one (1) of whom shall be designated solely by the vote of a majority of the shares of Series C Preferred, one (1) of whom shall be designated solely by the vote of a majority of the shares of Series D Preferred, one (1) of whom shall be designated solely by the vote of a majority of the shares of Series E Preferred, and two (2) of whom shall be elected by the holders of Common Stock and Series A Preferred voting together as a class, provided that one such director shall be the Chief Executive Officer of the Company and the other such director shall be approved by the holders of a majority of the Series B, Series C, Series D and Series E Preferred voting together as a class. The Company shall not expand the size of the Board of Directors of the Company to add outside industry representatives, representatives from other financing sources, or otherwise, without the approval of the holders of at least 66-2/3% of the Series B, Series C, Series D and Series E Preferred (voting together as a class) and the consent (such consent not to be unreasonably withheld) of the Board of Directors as to both the expansion of the size of the Board of Directors, and the appointment of the particular director to fill the vacancy in question.

            So long as any Series B, Series C, Series D or Series E Stockholder owns Stock of the Company, such Series B, Series C, Series D or Series E Stockholder shall have the right to appoint one (1) non-voting observer to the Board of Directors, which observer may participate in any and all discussions and deliberations, but would not be permitted to vote. No transferee of Series B, Series C, Series D or Series E Preferred shall have such right unless such transferee holds at least 5% of the Stock of the Company on a Fully Diluted Basis. In addition, until such time as Puente holds less than 25,000 shares of Series A Preferred (as adjusted for stock splits and similar events), Puente may participate in any and all discussions and deliberations of the Board of Directors, but would not be permitted to vote.

            (b) Committees of Directors. The Board of Directors may establish various committees of the Board of Directors in addition to the Compensation Committee and Audit Committee (each as defined below). Each committee shall consist of three (3) members. At least one of the directors designated by the Series B, Series C, Series D or Series E Stockholders shall be appointed to serve on each and every committee of the Board of Directors. In addition, each Series B, Series C, Series D or Series E Stockholder shall have the right to appoint one (1) non-voting observer to each and every committee of the Board of Directors, which observer may participate in any and all discussions and deliberations of any such committee, but would not be permitted to vote. No transferee of Series B, Series C, Series D or Series E Preferred shall have such right unless such transferee holds at least 5% of the Stock of the Company on a Fully Diluted Basis.

            (c)   Compensation and Audit Committees; Expense Reimbursement.

                  (i) The Compensation Committee. A compensation committee of the Board of Directors (the "Compensation Committee"), consisting of three
(3) members (including one (1) to be designated by a majority of the members of the Board of Directors representing the Series B, Series C, Series D and Series E Stockholders, and the other two (2) to be elected by the whole Board of Directors, but not including the non-voting observer to be appointed by the Series B, Series C, Series D and Series E Stockholders pursuant to subsection (b) above), shall be established in order to (i) advise the Board on the granting of options to purchase shares of Common Stock of the Company and (ii) establish and review the salary, bonuses, employee benefits and other employee compensation of any nature for Management and any other employee of the Company whose annual compensation exceeds $100,000 per year, as well as any increases thereof, provided that the approval of at least one member of the Compensation Committee who is a representative of the Series B, Series C, Series D and Series E Stockholders shall be required for any increase in the base salary of or bonuses or options granted to any employee whose annual compensation exceeds $100,000.

                  (ii) The Audit and Finance Committee. The Company's Audit and Finance Committee of the Board of Directors (the "Audit Committee") shall comprise three (3) members (including one (1) to be designated by a majority of the members of the Board of Directors representing the Series B, Series C, Series D and Series E Stockholders, and the other two (2) to be elected by the whole Board of Directors, but not including the non-voting observer to be appointed by the Series B, Series C, Series D and Series E Stockholders pursuant to subsection (b) above), and shall have at least the following duties: make recommendations to the Board as a whole on the selection of outside auditors, meet with the Company's auditors to review audit procedures and results, consider any matters arising from an audit to be brought to the attention of the Board as a whole, and address such other matters as are set forth in the Bylaws or as are normally within the purview of a corporation's audit committee.

                  (iii) Reimbursement of Director's Expenses. From and after the date that the Company shall have two (2) consecutive quarters in which it reaches positive cash flow, the Company shall reimburse each member of the Board of Directors for such director's reasonable expenses incurred in attending any meetings of the Board of Directors of the Company, or such expenses incurred in connection with any other activities of any such director which are required or requested by the Company to be performed on behalf of the Company (including, for example and without limitation, trade shows, seminars, or other meetings sponsored by the Company).

                  (iv) Vesting of Future Options. In the event the Board of Directors determines that it will grant stock options, any such options shall vest ratably over a five (5) year period from the date of issuance, unless the Compensation Committee unanimously approves a different vesting schedule.

            (d) Stockholder Election of Directors. Each Stockholder agrees to vote, in person or by proxy, at any annual or special meeting of stockholders called for such purpose or by stockholders' consent provided in lieu thereof, the shares of Stock owned of record or beneficially by him and entitled to vote thereon, to nominate for, and elect to the Board of Directors of the Company, the persons designated pursuant to the provisions of paragraph (a) above.

            (e) Responsibilities of Board of Directors. The day-to-day management and operating decisions of the Company will be made by the Company's executive officers acting under the general directives established by, and subject to the overall control of, the Board of Directors. The Board of Directors will retain primary responsibility for establishing or approving the business strategy of the Company, and such other matters as are vested by law in the Board of Directors.

            (f) Frequency of Meetings. The Company shall call, and shall use its best efforts to hold, regular meetings of the Board of Directors of the Company not less often than quarterly.

            (g) Negative Covenants. Without the approval of holders of at least 66-2/3% of the Series B, Series C, Series D and Series E Preferred, voting together as one class, the Company shall not:

                  (i) Distribute, nor shall the Board of Directors of the Company declare, any dividends on any Common Stock, nor shall the Company purchase any Stock from the Founders, Management, or any other holder of the capital stock of the Company (except as required by this Agreement, by Sections 8 and 9 of the Series B Stock Purchase Agreement, and by provisions of the Certificate of Incorporation which provide for the redemption or repurchase of Series B, Series C, Series D and Series E Preferred).

                  (ii) Amend its Certificate of Incorporation or Bylaws, except as may be necessary to carry out this Agreement or as required by law.

                  (iii) Merge or consolidate the Company with any other corporation or allow it to acquire or agree to acquire or be acquired by any corporation, association, partnership, joint venture, or other entity.

                  (iv) Sell, transfer, liquidate or otherwise dispose of all or substantially all of the assets of the Company.

                  (v) Purchase, acquire or otherwise obtain, any securities of any Person, or any of the assets of any Person (other than in the ordinary course of business), or establish or maintain a subsidiary.

                  (vi)  Issue Equity to any Person or Persons.

                  (vii) Create, incur, assume, or guarantee any indebtedness for money borrowed, or increase the amount of any indebtedness outstanding under any loan agreement, mortgage, or other borrowing arrangement in existence on the date hereof; provided that the Company may do any of the foregoing so long as the Company's indebtedness is not increased by more than $50,000 in the aggregate, in any fiscal year.

      8. Accounts, Reports and Notices. The Company will maintain a system of accounts in accordance with generally accepted accounting principles consistently applied, will keep full and complete financial records and will furnish to the Series B, Series C, Series D and Series E Stockholders the following reports:

            (a) Within ninety (90) days after the end of each fiscal year, a copy of the balance sheet of the Company as at the end of such year, together with statements of income, stockholder's equity and cash flows of the Company for such year, and an unqualified audit, together with a copy of the auditors letter to management from a "Big Six" accounting firm (or its equivalent, such equivalent to be approved by a majority of the members of the Board of Directors representing the Series B, Series C, Series D and Series E Stockholders). The Company shall provide copies of such documents to the Series A Stockholders at the same time it delivers such documents to the Series B, Series C, Series D and Series E Stockholders.

            (b) Within twenty (20) days after the end of each month, a copy of the balance sheet of the Company as at the end of such month and statements of income and cash flow of the

Company for such month and for the portion of the fiscal year ending on the last day of such month together with a comparison between such year-to-date figures and the projections for such periods as set forth in the Budget (as defined below).

            (c) Within ten (10) days after an executive officer of the Company has knowledge of the occurrence of a default under this Agreement or any material agreement of the Company, including without limitation any loan or financing agreement, or the occurrence of any event which may (with or without the passage of time) have a material adverse effect on the Company's business or its prospects, a statement from the Chief Executive Officer of the Company describing such occurrence and management's anticipated response.

            (d) Copies of all financial statements and reports which the Company shall file with a governmental agency.

            (e) Copies of all financial statements, reports and notices sent to the Company's lenders.

            (f) Such other financial and other information as any of the Series B, Series C, Series D or Series E Stockholders may reasonably request.

            (g) (i) No later than sixty (60) days prior to the end of each fiscal year, an itemized budget (the "Budget") for the Company for the succeeding fiscal year (said budgets to include a projected income statement, cash flow and balance sheet on a monthly basis and to show separately capital and operating expenses) together with a statement of the assumptions made by the Company in creating the Budget, as well as a statement by the Chief Executive officer of the Company in support of the Budget with a description thereof; and (ii) any reforecast which the Company makes to its itemized annual budget promptly following the time it makes such reforecast.

            (h) Copies of all reports submitted to the Company's Board of Directors, provided that no transferee of Series B, Series C, Series D or Series E Preferred shall be entitled to receive such reports unless such transferee owns at least 5% of the Stock of the Company on a Fully Diluted Common Basis and has previously requested copies of such reports.

In addition to any reports to be furnished to the Series B, Series C, Series D and Series E Stockholders as provided above, any Series B, Series C, Series D or Series E Stockholder shall be entitled to inspect all books and records of the Company at the Company's office during normal business hours upon 24 hours notice to the Company. In the event that the Company shall fail to perform any of the foregoing in accordance with the terms thereof, the Series B, Series C, Series D and Series E Stockholders shall be entitled to fulfill, at the Company's expense, the terms and conditions set forth in such covenants to the reasonable satisfaction of the

Series B, Series C, Series D and Series E Stockholders. In furtherance and not in limitation of the foregoing, in order to fulfill the terms and conditions set forth in covenants (a) and (b) above, the Series B, Series C, Series D and Series E Stockholders shall be entitled to retain (at the Company's expense) an accounting firm of their choice in order to perform an audit and prepare the financial statements referenced therein.

      9.    Preferred Stockholders' Registration Rights.

            (a) Definitions. For purposes of this Section 9, the following terms shall have the following respective meanings:

                  (i) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

                  (ii) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

                  (iii) "Registrable Securities" shall mean shares of the Company's Common Stock issued or issuable upon conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and/or the Series E Preferred (collectively, the "Convertible Registrable Securities") as well as any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the securities referred to above.

                  (iv) "Requesting Holder" shall mean any Holder which has requested registration pursuant to the terms of this Section 9.

                  (v) "Majority Preferred Holders" shall mean the holders of at least a majority of the shares of Series B, Series C, Series D and Series E Preferred. For purposes hereof, shares of Series B, Series C, Series D and Series E Preferred shall be deemed to be the appropriate number of shares of Common Stock issuable upon conversion thereof in order to determine which Series B, Series C, Series D and Series E Stockholders constitute the Majority Preferred Holders.

                  (vi) "Holder" shall mean each of the Stockholders if such Stockholder holds Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities including the Convertible Registrable Securities, and any other person holding Registrable Securities or such other securities to whom these registration rights have been transferred pursuant to Section 9(l) hereof; provided, however, that any person who acquires any of the Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Act or pursuant to a sale under Rule 144 under the Act shall not be considered a Holder;

                  (vii) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  (viii) "Two Thirds Preferred Holders" shall mean the holders of at least 66-2/3% of the shares of Series B, Series C, Series D and Series E Preferred. For purposes hereof, shares of Series B, Series C, Series D and Series E Preferred shall be deemed to be the appropriate number of shares of Common Stock issuable upon conversion thereof in order to determine which Series B, Series C, Series D and Series E Stockholders constitute the Two Thirds Preferred Holders.

            (b)   Demand Registrations.

                  (i) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 9(b)) from Two Thirds Preferred Holders that the Company file a registration statement under the Securities Act covering the registration for the offer and sale of Registrable Securities, then as soon as practicable thereafter, the Company shall cause all such Registrable Securities to be registered under the Securities Act. The Series B, Series C, Series D and Series E Stockholders shall not be entitled to require the Company to cause to become effective more than two (2) registration statements pursuant to which Registrable Securities are sold pursuant to this Section 9(b).

                  (ii) If the Holders initiating the registration intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of the other Holders to participate shall be conditioned on such Holders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Holders. Such Stockholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of the offering. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Securities which the Company has been requested to so register. In the event the Series B, Series C, Series D and Series E Holders reasonably determine that the registration of Registrable Securities of the other Holders would interfere with or be detrimental to such offering, the Series B, Series C, Series D and Series E Holders shall have the right, upon written notice to such other Holders to limit such Registrable

Securities to be registered to the largest number which would not, in the reasonable opinion of such Series B, Series C, Series D and Series E Holders, result in such interference or detriment.

            (c) Piggyback Registration. The Company agrees that, subject to Section 9(i) hereof, if at any time the Company proposes to register any of its securities under the Act, either for its own account or for the account of others (unless already covered by Section 9(b) hereof) or pursuant to a request under Section 9(d) hereof, in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Securities and other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company shall, each such time, promptly give each Holder written notice of such proposal. Upon the written request of each Holder given within thirty (30) days after mailing of any such notice by the Company, subject to Section 9(i) hereof, the Company shall cause to be included in such registration under the Security Act all the Registrable Securities that each Holder has requested be registered, provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 9(c) without obligation to any Stockholder. The Company may reduce or eliminate the number of shares of Registrable Securities to be registered by such other Holders if the investment banker engaged by the Company in connection with such offering determines that registration of such Registrable Securities would interfere with or be detrimental to such offering, and such investment banker shall give written notice (the "Banker Determination Notice") of such determination to such Holders, setting forth in reasonable detail the reasons for such determination. In such event the Company, upon written notice to such Holders, shall have the right to limit such Registrable Securities to be registered, if any, to the largest number which would not, in the opinion of such investment banker, result in such interference or detriment or, if any number would result in such interference or detriment, to exclude from such registration all such Registrable Securities. Such limitation shall be applied to each such other Holder pro rata in respect of the number of shares subject to such request or proposed for registration, as the case may be. No Registrable Securities excluded from the registration by reason of the Banker Determination Notice shall be included in such registration.

            (d) Registrations on Forms S-2 and S-3. After the Company shall have concluded an initial public offering of its securities (which for purposes hereof shall include any Registrable Securities sold pursuant to
Section 9(b) above) pursuant to a registration under the Act, at such time as the Company shall have qualified for the use of Forms S-2 and/or S-3 (as the case may be), or any similar form or forms promulgated by the Commission, the Majority Preferred Holders shall have the right to request, at any time and from time to time, but no more often than twice a year, registration on Form S-2 and/or Form S-3 (as the case may be) (which request or requests shall be in writing, shall specify the Registrable Securities intended to be sold or disposed of by each Series B, Series C, Series D and Series E
Stockholder, shall state the intended method of disposition of such Registrable Securities by each Series B, Series C, Series D and Series E Stockholder, and the Company shall be obligated to effect such registration or registrations on Form S-2 or Form S-3 (as the case may be)). No registration pursuant to this Section 9(d) shall count as a demand registration pursuant to Section 9(b) hereof. Notwithstanding the foregoing, Holders of Series E Preferred shall have a special one-time S-3 registration right which right may be exercised by the Holders of a majority of the Common Stock issuable upon conversion of the Series E Preferred Stock.

            (e) Right to Delay. Notwithstanding Sections 9(b) and (d), the Company shall not be obligated to effect the filing of a registration pursuant to Sections 9(b) or (d) either (i) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that, in the good faith judgment of the Company's underwriter for an underwritten offering or the Company's Board of Directors for a non-underwritten offering, an offering pursuant to such a registration statement would interfere with the successful marketing (including pricing) of the securities to he included in the Company's proposed registration statement or (ii) the Company's Board of Directors shall determine in good faith that such filing will interfere with a pending or contemplated financing, merger, sale or assets, recapitalization or other similar corporate action of the Company. In the event of any such postponement and if the Majority Preferred Holders desire such registration statement to be filed, the Company shall file such registration statement as promptly as practicable following (x) 180 days after the effective date of the registration statement with respect to the offering referred to in clause
(i) above, or (y) the date on which the transactions referred to in clause
(ii) above shall have been completed or abandoned as the case may be.

            (f) Obligation of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the Commission a registration statement covering such Registrable Securities and use its best efforts to cause such registration statement to be declared effective by the Commission and to keep such registration effective until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or (2) nine months from the effective date of the registration statement or prospectus or any amendments or supplements thereto. The Company will furnish to each Requesting Holder and the underwriters, if any, copies of all such documents, proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of each Requesting Holder and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (1) any Requesting Holder or the underwriters, if any, shall reasonably object to such filing or (2) information in such registration statement or prospectus concerning any Requesting Holder has changed and any Requesting Holder or the underwriters, if any, shall reasonably object.

                  (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 9(e)(i) hereof and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                  (iii) Furnish to each Requesting Holder such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                  (iv) Use its best efforts to register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by each Requesting Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable each Requesting Holder to consummate the disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to transact business in any such states or jurisdictions.

                  (v) Promptly notify each Requesting Holder at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any Requesting Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                  (vi) Make available for inspection by each Requesting Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any Requesting Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, which information shall be subject to reasonable restrictions concerning confidentiality and non-disclosure.

                  (vii) Notify each Requesting Holder and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                  (viii) Make every reasonable effort to (1) prevent the entry of any order suspending the effectiveness of the registration statement and (2) obtain the withdrawal of any such order, if entered.

                  (ix) If reasonably requested by any underwriter or any Requesting Holder in connection with any underwritten offering, incorporate in a prospectus supplement or post-effective amendment such information as the underwriters and the Requesting Holders agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                  (x) Cooperate with the Requesting Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of Registrable Securities to the underwriters.

                  (xi) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

                  (xii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) make such representations and warranties to each Requesting Holder and the underwriters, if any, with respect to the Registrable Securities and the underwriters, if any, with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which opinions shall be reasonably satisfactory to the underwriters, if any, and to each Requesting Holder) addressed to each Requesting Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by each Requesting Holder and underwriters or their counsel; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Requesting Holder and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by each Requesting Holder and by the underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (xiii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of any twelve (12) month period or ninety (90) days, if such period is a fiscal year (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first day of the first fiscal quarter of the Company commencing after the effective date of the registration statement.

            (g) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9 that each Requesting Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

            (h) Suspension of Disposition of Registrable Securities. Each Requesting Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 9(e)(v) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Requesting
Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in each Requesting Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 9(e)(i) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 9(e)(v) hereof to and including the date when each Requesting Holder shall have received the copy of the supplemented or amended prospectus contemplated by Section 9(e)(v) hereof or the Advice.

            (i) Expenses of Registration. All expenses incurred in connection with a registration pursuant to Section 9(b), Section 9(c) or
Section 9(d) hereof (excluding underwriters' discounts and commissions), including, without limitation all registration and qualification fees, fees and disbursements of counsel for the Company, and, with respect to a registration pursuant to Section 9(b) hereof or Section 9(d) hereof, the reasonable fees and disbursements of one counsel chosen by the Requesting Holders shall be borne by the Company; provided, however, that if a registration proceeding is begun under Section 9(b) hereof but subsequently withdrawn at the request of the Requesting Holders, the Requesting Holders, as a group, shall have the option of either (1) reserving their right to such demand registration pursuant to Section 9(b) hereof, in which case the Requesting Holders will pay all expenses of such registration proceeding, or
(2) waiving their right to one demand registration under Section 9(b) hereof, in which case the Company will pay the expenses of such registration proceeding; and further provided that the Requesting Holders may withdraw a request made within forty-five (45) days of the end of the fiscal year if the audited financial statements of the Company for such year and at such year-end materially differ from the financial information furnished to each Requesting Holder by the Company at the time of its request, or may withdraw a request if, following the request, the Company discloses material adverse information that was not known to the Requesting Holders when the request was made, and in either such event the Series B, Series C, Series D and Series E Stockholders shall retain the right to require the Company to cause to become effective that number of registration statements pursuant to which Registrable Securities are sold pursuant to Section 9(b) hereof as the Series B, Series C, Series D and Series E Stockholders could have prior to requesting the registration which request was subsequently withdrawn.

            (j)   Underwriting Requirements; Priorities.

                  (i)   With respect to a registration under Section 9(b) and
Section 9(d) hereof, the Requesting Holders shall have the right to select the investment banker(s) and manager(s) to administer such registration. All such selections shall be subject, in either such event, to the approval of the Company, which will not be unreasonably withheld. If a registration under Sections 9(b) hereof and 9(d) hereof is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of shares which can be sold at the desired price in such offering, the Company will include in such registration the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, such Registrable Securities to be included pro rata among the Requesting Holders in proportion to the number of shares of Registrable Securities requested to be included by each such Requesting Holder.

                  (ii) The Company will have the right to select the investment banker(s) and manager(s) to administer any offering to which
Section 9(c) hereof is applicable. If a registration under Section 9(c) hereof is an underwritten registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities held by each Requesting Holder and (iii) third, other securities to be registered pursuant to other registration rights granted by the Company.

                  (iii) No Person may participate in any underwritten registration hereunder unless such person (1) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the term of such underwriting arrangements.

            (k) Rule 144 Exception. The Company shall not be obligated under Sections 9(b), (c) or (d) hereof to register or include in any registration statement Registrable Securities if the Company shall furnish the Requesting Holders with a written opinion of counsel to the Company reasonably satisfactory to the Requesting Holders, that all Registrable Securities may be publicly offered, sold and distributed within a single ninety (90) day period without registration under the Securities Act pursuant to Rule 144 promulgated by the Commission under the Securities Act or otherwise.

            (1)   Lockup Agreement.

                  (i) Each Stockholder agrees in connection with any registration of the Company's securities upon the request of the underwriter(s) managing any underwritten offering of the Company's securities, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriter(s), as the case may be, during the seven (7) days prior to and (A) in connection with the initial firm commitment underwritten public offering of the Company's securities, during the one hundred eighty (180) day period beginning on the effective date of such registration as the Company and (B) in connection with any other underwritten offering, during the ninety (90) day period beginning on the effective date of such registration or in either event, such shorter period as the underwriter(s) may specify; provided, that in connection with all such registrations, the officers and directors of the Company and all employees (in the case of the Company's initial public offering) and all holders of 1% or more of the Company's fully-diluted Common Stock equivalents agree to be bound by such restrictions.

                  (ii) The Company agrees (1) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the one hundred eighty (180) day period beginning on the effective date of any registration statement related to an underwritten offering pursuant to which Registrable Securities are to be sold (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriter(s) managing the registered public offering otherwise agree, and (2) to use best efforts to cause each holder of at least five percent (5%) (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

            (m) Transfer of Registration Rights. Subject to the provisions hereunder, provided that the Company is given written notice by such Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this
Section 9 hereof are being assigned, the registration rights under this
Section 9 hereof may be transferred to any affiliate of such Holder, to another Holder or to any person acquiring at least twenty percent (20%) of the Registrable Securities or all of such Holder's Registrable Securities. Any transferee to whom rights under this Section 9 are transferred shall, as a condition to such transfers, deliver to the Company a written instrument by which such transferee agrees to be bound to the obligations imposed upon the Holders under this Section 9.

            (n) Indemnification. In the event any Registrable Securities are included in a registration statement under Section 9 hereof:

                  (i) To the full extent permitted by law, the Company will, and hereby does indemnify and hold harmless each Stockholder, each director, officer, partner, employee, or agent for each Stockholder, any underwriter (as defined in the Act) for each Stockholder, and each Person, if any, who controls each Stockholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(m)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable to a Stockholder, underwriter or controlling Person for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Stockholder, underwriter or controlling Person.

                  (ii) To the full extent permitted by law, each Requesting Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter for the Company (within the meaning of the Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the Securities Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon aid in conformity with written information furnished by such Requesting Holder expressly for use in connection with such registration; and such Requesting Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action.

          In no event shall the liability of any Requesting Holder under this
Section 9(n) be greater than the dollar amount of the proceeds received by such Requesting Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          Notwithstanding any of the foregoing, it is expressly acknowledged and agreed that, in accordance with the terms of the opinion of the Maryland Attorney General (No. 86-064), dated December 1, 1986, absent insurance or already available appropriations to fund indemnification obligations of MDEED that may arise under this Section 9(m)(ii), any and all such obligations are conditioned upon the availability of appropriations for use by MDEED at the time such indemnification obligations arise.

                  (iii) Promptly after receipt by an indemnified party under this Section 9(m) of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(m), notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9(m), but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section.

                  (iv) If the indemnification provided for in this Section 9(m) is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Requesting Holder from the offering of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Requesting Holder in connection with the statements or omission which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.
The relative benefits received by the Company and each Requesting Holder shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering received by each Requesting
Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or each Requesting Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Requesting Holder agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim., but shall be subject, in the case of a Requesting Holder, to the limitation of the second paragraph of Section 9(n)(ii) above. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (o) Remedies. In addition to being entitled to exercise all rights provided in this Section 9 as well as all rights granted by law, including recovery of damages, each Holder will be entitled to specific performance of its rights under this Section 9. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Section 9 and hereby agrees not to raise the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate.

          (p) Grant of Other Registration Rights. The Company shall not grant any registration rights to any other holder of any Stock unless such rights are subordinate and subject to the exercise of any rights granted to each Series B, Series C and Series D Stockholder pursuant to this Section 9.

      10. Legend on Stock Certificates. Each certificate representing shares of Stock held by any Stockholder shall bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, DATED SEPTEMBER 19, 1996, AMONG VISUAL NETWORKS, INC. (THE "COMPANY") AND HOLDERS OF SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

      11. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Stockholders, any of the Stockholders or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

      12. Additional Stockholders to Become Bound. Any person or entity who becomes a Stockholder by virtue of his acquisition of Stock constituting more than one percent (1%) of the Company's Common Stock (on a Fully Diluted Common Basis) shall be bound by all of the terms and provisions of this Agreement applicable to Stockholders and shall have all of the rights applicable to Stockholders under this Agreement. Before any such person or entity shall be entitled to be a holder of Stock constituting more than one percent (1%) of the Company's Common Stock (on a Fully Diluted Common Basis), such person or entity shall be required first to execute and deliver an agreement pursuant to which such person or entity agrees to be bound by all of the terms and conditions of this Agreement applicable to Stockholders, and the failure of any such person or entity to do so shall preclude such person or entity from becoming a holder of Stock constituting more than one percent (1%) of the Company's Common Stock (on a Fully Diluted Common Basis).

      13. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (i) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (ii) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Agreement are:

      Company                 Visual Networks, Inc.
                              2092 Gaither Road, Suite 220-I
                              Rockville, Maryland 20850

      Series B Stockholders   See Schedule A-1 attached hereto

      Series C Stockholders   See Schedule A-2 attached hereto

      Series D Stockholders   See Schedule A-3 attached hereto

      Series E Stockholders   See Schedule A-4 attached hereto

      Series A Stockholders   See Schedule B attached hereto

      Founders                See Schedule C attached hereto

By giving to the other parties at least five (5) days written notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change his respective address and each party shall have the right to specify as his address any other address within the United States of America.

      14. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of, the Stockholders, their permitted assigns and legal representatives.

      15. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of his obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of his rights hereunder.

      16. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware.

      17. Prior Agreements; Amendments. This Agreement supersedes any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof, and is intended specifically to amend and restate the Second Amended Stockholders

Agreement entered into on January 26, 1996 in its entirety. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by holders of at least 85% of the Stock held by the Stockholders on a Fully Diluted Common Basis provided that such amendments, modifications or changes treat all holders of each series of Preferred Stock in the same manner.

      18. Counting of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

      19. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so required, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

      20. Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

      21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

      22.   Confidentiality.

            (a) Each Stockholder recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the business of the Company. As a result, both while such Stockholder owns Stock and thereafter, Stockholder shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any and all confidential proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed from or on behalf of the Company while such Stockholder owned Stock. Such Proprietary Information shall include but shall not be limited to, cost information, pricing information, marketing methods and plans, identities of customers and suppliers, the Company's relationship with actual or potential customers and the needs and requirements of any such actual or potential customers, and any other confidential information relating to the business of the Company; provided, that nothing herein contained shall restrict a Stockholder's ability to make such disclosures as may be necessary or appropriate to the effective and efficient discharge of his duties as an operating executive and/or director of the Company or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict a Stockholder from divulging information which is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of such Stockholder's breach of this Section 22.

            (b) The parties hereto recognize and agree that certain of the Series B, Series C, Series D and Series E Stockholders routinely, in the ordinary course of such Stockholder's business, provide the financial results of their portfolio companies to their outside investors, prospective outside investors or others to which (or whom) they reasonably deem appropriate. Accordingly, notwithstanding the provisions of Section 22(a) hereof, the Series B, Series C, Series D and Series E Stockholders shall be permitted to divulge information, from time to time, to such outside investors, prospective outside investors or others to which (or whom) they reasonably deem appropriate; provided that, the Series B, Series C, Series D and Series E Stockholders hereby agree that each shall exercise reasonable judgment in divulging such information in order to protect the confidentiality thereof.

      23. Property. All Proprietary Information shall be and remain the sole property of the Company. No Stockholder shall remove from the Company's office or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing information of the type identified in Section 22 hereof, or other materials or property of any kind unless necessary or appropriate in accordance with his duties and responsibilities as an operating executive and/or director of the Company and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. A

Stockholder shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and when such Stockholder no longer owns Stock, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Stockholder or by others.

      24. Termination. Sections 3, 4, 5, 6, 7, 8 and 12 hereof shall terminate and have no further force or effect upon the occurrence of an Event of Conversion (as defined in the Company's Certificate of Incorporation).

      25. Waiver of Purchase Rights. Each of the Series B, Series C and Series D Stockholders and Management hereby waive his or its rights to receive notice of the Company's sale of the shares of Series E Preferred pursuant to Section 5 of the Second Amended and Restated Stockholders Agreement and to purchase the Series E Preferred as provided therein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


VISUAL NETWORKS INC.


By:   /S  Scott E. Stouffer
      ------------------------------
      Scott Stouffer, President

NEPA FUND II, L.P.


By:   NEPA II Management Corporation,
      General Partner

By:  /S  Marc Benson
      ------------------------------
Title:  Vice President
        ----------------------------


TRITECH PARTNERS, L.P.

By:   Triad Investors Corporation,
      General Partner


By:  /S  Jeffrey A. Davison
     -------------------------------
Title:  Vice President
        ----------------------------



/S  Gina M. DeStefano
------------------------------
Sabine de Villoutreys by
Denis A. Seynhaeve,
attorney-in-fact,
by Gina M. DeStefano, attorney-in-fact


/S  William R.T. Oakes
------------------------------
William R.T. Oakes

/S  Carol B. Oakes
------------------------------
Carol B. Oakes

MARYLAND DEPARTMENT OF BUSINESS
AND ECONOMIC DEVELOPMENT
(formerly Maryland Department of Economic and
Employment Development)


By:  /S
     ----
Title:  Deputy Secretary
        ----------------------


/S  Scott E. Stouffer
------------------------------
Scott Stouffer


/S  Robert Troutman
------------------------------
Robert Troutman


/S  J. Ennis
------------------------------
J. Ennis


/S  T. Nisbet
------------------------------
T. Nisbet


VENROCK ASSOCIATES


By:  /S  Ted McCourtney
     ------------------------------
Title:  General Partner
        ----------------------

VENROCK ASSOCIATES II, L.P.


By:  /S  Ted McCourtney
     ---------------------------
Title:  General Partner
        ------------------------

---------------------------
John Hasselkus


/S  Robert Markovich
---------------------------
Robert Markovich


BEHRMAN CAPITAL L.P.
By:  Behrman Brothers, L.P., its General Partner

By:  /S  Grant Behrman
     ----------------------
      General Partner

STRATEGIC ENTREPRENEUR FUND L.P.

By:  /S  Grant Behrman
     -----------------------
      General Partner

BEHRMAN CAPITAL B L.P.
By:  Behrman Brothers, L.P., its General Partner

By:  /S  Grant Behrman
     -----------------------
      General Partner


/S  Gina M. DeStefano
----------------------------
Audrey Seynhaeve Umdutma,
by Gina M. DeStefano, attorney-in-fact

/S  Gina M. DeStefano
----------------------------
Guillaume Seynhaeve Umdutma,
by Gina M. DeStefano, attorney-in-fact

/S  Gina M. DeStefano
----------------------------
Maud Seynhaeve Umdutma,
by Gina M. DeStefano, attorney-in-fact

----------------------------
Ted Joseph

EDISON VENTURE FUND III, L.P.


By:  /S  Thomas Smith
     -----------------------
       Thomas Smith, General Partner


----------------------------
John Puente

ANDRE G. SEYNHAEVE IRREOVCABLE
TRUST DATED APRIL 4, 1991

By:  /S  Geoffrey S. Tobias
     -----------------------

/S  Paul C. Joseph
----------------------------
Paul C. Joseph

/S  Louis S. Joseph
----------------------------
Louis S. Joseph

/S  Peter M. Joseph
----------------------------
Peter M. Joseph

/S  Michael P. Joseph
----------------------------
Michael P. Joseph

/S  Gina M. DeStefano
----------------------------
Laure Seynhaeve,
by Gina M. DeStefano, attorney-in-fact

/S  Gina M. DeStefano
----------------------------
Denis Seynhaeve,
by Gina M. DeStefano, attorney-in-fact